Exhibit 23.1




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the use in this Post-Effective Amendment No. 3 to Registration Statement No. 333-120431 on Form SB-2 of China Digital Wireless, Inc. of our report dated March 31, 2006 relating to our audits of the consolidated financial statements appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption "Experts" in such Prospectus.


/s/ Grobstein, Horwath & Company LLP

Sherman Oaks, California
June 13, 2006